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                                                                    Exhibit 7(y)
                     AMENDED AND RESTATED CUSTODIAN CONTRACT

      This Amended and Restated Custodian Contract dated as of August 1, 2005, is by and between Janus Adviser Series, a business trust organized and existing under the laws of Delaware, having its principal place of business at 151 Detroit Street, Denver, Colorado 80206-9916, hereinafter called the "Fund", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

                                   WITNESSETH:

      WHEREAS, the Fund and Custodian are the parties to that certain Custodian Contract dated as June 29, 2000, as amended by three documents each titled "Amendment to Custodian Contract" and each dated as of December 5, 2000, and by an "Amendment to Custodian Contract" dated as of January 21, 2005 (collectively, the "Original Contract"), which the Fund and Custodian wish to amend and restate in its entirety; and

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, as of the date hereof, the Fund consists of the following 18 series: intends to initially offer shares in eighteen series, the Janus Adviser Balanced Fund, Janus Adviser Contrarian Fund, Janus Adviser Core Equity Fund, Janus Adviser Flexible Bond Fund, Janus Adviser Foreign Stock Fund, Janus Adviser Forty Fund, Janus Adviser Growth and Income Fund, Janus Adviser High-Yield Fund, Janus Adviser International Growth Fund, Janus Adviser Large Cap Growth Fund, Janus Adviser Mid Cap Growth Fund, Janus Adviser Mid Cap Value Fund, Janus Adviser Orion Fund, Janus Adviser Risk-Managed Core Fund, Janus Adviser Risk-Managed Growth Fund, Janus Adviser Small Company Value Fund, Janus Adviser Small-Mid Growth Fund, Janus Adviser Worldwide Fund (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 18, being herein referred to as the "Portfolio(s)");

      NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Employment of Custodian and Property to be Held by It

      The Fund hereby employs the Custodian as the custodian of its assets, including securities it desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") and all cash or cash equivalents incidental thereto, pursuant to the provisions of the Declaration of Trust. The Fund agrees to deliver to the Custodian all foreign securities and domestic securities and cash owned by it from time to time, all payments of income, payments of principal or capital distributions received by it with respect to all foreign and domestic securities owned by the Fund from time to time, and the cash consideration received by the Fund for such new or treasury shares of capital stock as it may issue or sell from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

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      Upon receipt of "Proper Instructions" (within the meaning of Article 6), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Fund on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may place and maintain each Fund's foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, all as designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4 hereof.

2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System."

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      1.) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

      2.) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

      3.) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

      4.) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

      5.) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

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      6.)   To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

      7.) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

      8.) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      9.) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      10.) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

      11.) For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

      12.) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of the Portfolio;

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      13.)  For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of the Portfolio;

      14.) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information, ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption;

      15.) For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

      16.) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying (a) the securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

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2.5 Availability of Federal Funds. Upon mutual agreement between the Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to domestic bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.7 Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

      1.) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 6;

      2.) In connection with conversion, exchange or surrender of securities owned by the

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            Portfolio and in the case of warrants, rights or similar securities as set forth in Section 2.2 hereof;

      3.) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 5 hereof;

      4.) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      5.) For the payment of any dividends declared pursuant to the governing documents of the Fund;

      6.) For payment of the amount of dividends received in respect of securities sold short;

      7.) In connection with a lending or borrowing transaction between the Fund, on behalf of a Portfolio, and another investment company, on behalf of a portfolio thereof, advised by Janus Capital Management LLC;

      8.) For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

      9.) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in Section 2.7 (1) (d) with respect to repurchase agreements, Section 2.10 (3) with respect to purchases of securities in a Securities System and Section 2.11 (4) with respect to purchases of securities in the Direct Paper System, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this
Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10 Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

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2.11 [Intentionally Omitted]

2.12 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with swaps arrangements entered into on behalf of a Portfolio, options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies, (iv) for the purpose of segregating securities or other assets of the Fund in connection with a borrowing transaction between the Fund, on behalf of a Portfolio, as borrower and another investment company, on behalf of a portfolio thereof, advised by Janus Capital Management LLC, and (v) for any other purpose in accordance with Proper Instructions.

2.13 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

2.14 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15 Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of domestic securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the domestic securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

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2.16 Free Deliveries to Repo Custodians. Notwithstanding anything herein to the contrary, upon receipt of Proper Instructions from time to time, the Custodian shall deliver monies and/or securities of a Portfolio to any account maintained for the Fund by any of the banks identified on Exhibit 1 hereto, as amended from time to time, which the Fund has appointed to serve as additional custodians for the Portfolios for the limited purpose of engaging in tri-party repurchase agreement transactions (each, a "Repo Custodian). Such delivery may be made without contemporaneous receipt by the Custodian of monies or securities in exchange therefore. Upon such delivery in accordance with such Proper Instructions, the Custodian shall have no further responsibility or obligations to the Fund as custodian for the applicable Portfolio with respect to the monies or securities so delivered. The Fund may amend Exhibit 1 from time to time to add or delete a Repo Custodian or change the identification of the account the Repo Custodian maintains for the Fund by delivering Special Instructions (as hereinafter defined) to the Custodian. The term "Special Instructions" shall mean written instructions executed by at least two officers of the Fund holding the office of Vice President or higher.

3. Provisions Relating to Rules 17f-5 and 17f-7

3.1 Definitions. The following capitalized terms in this Contract shall have the following respective meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5(a)(7)), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5(a)(1) or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2   The Custodian as Foreign Custody Manager.

      3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

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      3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amended and Restated Custodian Contract by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Original Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall cease to be the Foreign Custody Manager of the Portfolios with respect to that country when the withdrawal of all Foreign Assets from that country is complete. The Board may at any time renew its delegation to the Custodian as Foreign Custody Manager in that country by written notice to the Custodian, and acceptance thereof by the Custodian.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn. Withdrawal of such acceptance shall in no way affect the Custodian's rights or responsibilities as Custodian (and not as Foreign Custody Manager) under this Contract with respect to any Foreign Assets then in such country.

      3.2.3 Scope of Delegated Responsibilities:

            (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

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            (b) Contracts With Eligible Foreign Custodians. The Foreign Custody
Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

            (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate (including if such arrangements no longer meet the requirements of Rule 17f-5(c)), the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

      3.2.4 Guidelines for the Exercise of Delegated Authority. It shall not be the responsibility of the Foreign Custody Manager to consider Country Risk as part of its delegated responsibilities pursuant to this Contract.

      3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 within a reasonable time after the occurrence of the material change.

      3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

      3.2.7 Representations with Respect to Rule 17f - 5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

      3.2.8 Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3   Eligible Securities Depositories.

      3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

      3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

      3.3.3 Withdrawal of Assets. If the Fund (or its duly-authorized investment manager or investment adviser) provides the Custodian with Proper Instructions to withdraw Foreign Assets from an Eligible Securities Depository, the Custodian shall comply with such Proper Instructions in accordance with the provisions of
Article 4 hereof.

4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1 Definitions. The following capitalized terms in this Contract shall have the respective following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian set forth on Schedule A hereto.

4.2 Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3 Foreign Securities Systems. To the extent applicable, foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4. Transactions in Foreign Custody Account.

      4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities owned by the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

            (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

            (ii) in connection with any repurchase agreement related to foreign securities;

            (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

            (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

            (v) to the issuer thereof, or its agent, for transfer into the name of the applicable Portfolio, the Fund or the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian), as applicable, or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

            (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

            (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

            (viii) in the case of warrants, rights or similar foreign
                  securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

            (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

            (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

            (xi)  in connection with the lending of foreign securities; and

            (xii) for any other purpose, but only upon receipt of Proper
                  Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

      4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

            (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

            (ii) in connection with any repurchase agreement related to foreign securities;

            (iii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

            (iv) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: redemptions, dividends, interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

            (v) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

            (vi) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

            (vii) for payment of part or all of the dividends received in respect of securities sold short;

            (viii) in connection with the borrowing or lending of foreign securities; and

            (ix) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

      4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures generally accepted by institutional investors in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian shall exercise reasonable care in compiling and preparing the materials described on Schedule C. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5 Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except for such liability resulting from the nominee's negligence or willful misconduct. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable and customary market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7 Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9 Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power; or (iii) such untimely exercise is due to the Custodian's negligence of willful misconduct.

4.10 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. With respect to jurisdictions other than the United States, the sole responsibility of the Custodian with regard to the tax law of any such jurisdiction shall be to use reasonable efforts to (a) notify the Fund of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of such jurisdictions, including responsibility for withholding and other taxes, assessment or other governmental charges, certifications and government reporting and (b) perform such ministerial steps as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable each Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. The Custodian, in performance of its duties under this Section, shall be entitled to treat the Fund as a Delaware business trust which is a registered investment company under the laws of the United States, and it shall be the duty of each Fund to inform the Custodian of any change in the organization, domicile or, to the extent within the knowledge of the Fund, other relevant facts concerning tax treatment of the Fund and further to inform the Custodian if the Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which the Fund is a part under general laws and treaty provisions. The Custodian shall be entitled to rely on any information supplied by each Fund. The Custodian may engage reasonable professional advisors disclosed to the Fund by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration, and may rely upon advice received therefrom.

4.12 Liability of Custodian. Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

5.    Payments for Repurchases or Redemptions and Sales of Shares of the Fund

      From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

      The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of any Portfolio.

6.    Proper Instructions

      Proper Instructions, which may also be standing instructions, as used throughout this Agreement, shall mean instructions received by the Custodian from the Fund, the Fund's investment manager, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person or entity giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum to this Agreement. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.12 of this Agreement. The Fund or the Fund's investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund to the contrary.

7.    Actions Permitted without Express Authority

      The Custodian may in its discretion, without express authority from the
      Fund:

      1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

      2) surrender securities in temporary form for securities in definitive form;

      3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

      4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees of the Fund.

8.    Evidence of Authority

      The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

9. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

      The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Fund to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Fund's currently effective prospectus related to such Portfolio and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund's currently effective prospectus related to such Portfolio.

10.   Records

      The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

      The Fund may participate in joint trading accounts (each, a "Joint Account") to be used to enter into short-term investments; other open-end management investment companies or series thereof for which Janus Capital Management LLC serves as investment adviser or sub-adviser (the "Participating Funds") may, along with the Fund, participate in transactions through a Joint Account. The Custodian shall maintain records which reflect at all times (1) the respective aggregate investment of each of the Funds and each of the other Participating Funds in a Joint Account; (2) each Fund's and each of the other Participating Funds' respective pro rata share of each repurchase agreement and short-term investment held in a Joint Account; and (3) that the short-term investments and the repurchase agreements entered into by each Fund through a Joint Account are entered into by each Fund, severally, in proportion to its interest in that investment, and not jointly.

11.   Opinion of Fund's Independent Accountant

      The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

12.   Reports to Fund by Independent Public Accountants

      The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

13.   Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian. The Custodian and each Fund agree that the compensation set forth in the Jumbo Repurchase Agreement Fee Schedule D attached to this Contract, as such schedule may be amended from time to time by mutual agreement of the Custodian and each Fund, shall apply with respect to the Joint Account, in lieu of any fees otherwise applicable under this Contract.

14.   Responsibility of Custodian

      So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions affected by check shall be in accordance with a separate agreement entered into between the Custodian and the Fund.

      If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

      If the Fund on behalf of a Portfolio requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

15.   Effective Period, Termination and Amendment

      This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by an appropriate regulatory agency or court of competent jurisdiction. Upon termination of this Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

16.   Successor Custodian

      If a successor custodian for any Portfolio shall be appointed by the Board of Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

      If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

      In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

17.   Interpretive and Additional Provisions

      In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

18.   Additional Funds

      In the event that the Fund from time to time establishes one or more additional series of Shares with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

19.   Massachusetts Law to Apply

      This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

20.   Prior Contracts

      This Contract amends and restates in its entirety the Original Contract, provided, however, that the Funds Transfer Addendum thereto and the Data Access Services Addendum to Custodian Contract thereto, each as amended from time to time, shall remain in full force and effect, and the parties ratify and confirm the terms and conditions thereof.

21.   Limitation of Liability

      A copy of the Fund's Agreement and Declaration of Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this Contract is executed on behalf of the Trustees of the Fund as Trustees of the Fund and not individually, and that the obligations under this Contract are not binding upon any of the Trustees, officers, shareholders, agents or employees of the Fund individually, but binding only upon the assets and property of the Fund.

22.   Shareholder Communications Election

      Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

      YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

      NO  [X]     The Custodian is not authorized to release the Fund's name, address, and share positions.

23.   Notices.

      Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

      TO THE FUND:             JANUS ADVISER SERIES
                               151 Detroit Street
                               Denver, CO 80206-4828
                               Attention:  General Counsel
                               Telephone:  303-333-3863
                               Telecopy: 303-394-7714

      TO THE CUSTODIAN:        STATE STREET BANK AND TRUST COMPANY
                               One Heritage Drive
                               North Quincy, MA    02171
                               Attention:  James Curran
                               Telephone: 617-985-1090
                               Telecopy: 617-987-5152

      Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

24.   Confidential Information

      The Custodian agrees that during the term of this Contract, it will maintain policies reasonably designed to prohibit the dissemination or use of the Fund's nonpublic information, including portfolio holdings information, by the Custodian or its employees, including restrictions on the dissemination of nonpublic information within the Custodian's business on a need-to-know basis and a prohibition on the Custodian's employees engaging in securities transactions based on insider information or knowledge of the Fund's trading position or plans.

      Dissemination of nonpublic information may occur only: (i) for purposes contemplated by this Contract; (ii) at the direction of the Fund pursuant to proper instructions; (iii) aggregated, without reference to such Fund, in whole or in part, with other client information for the Custodian's own marketing, reporting or other purposes; or (iv) as requested or required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or required by operation of law or regulation. Any disclosure by the Custodian pursuant to (iv), above, shall be proceeded by reasonable notice to the Fund.

      Further, Custodian shall use reasonable efforts to require that all foreign sub-custodians under Article 3 of this Contract shall agree to use reasonable efforts to maintain the confidentiality of Fund nonpublic information, subject to the exceptions noted in subsections (i) through (iv) above. Notwithstanding the foregoing, the Custodian shall not be liable for any foreign sub-custodian's breach of such an agreement.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the date first above written.

JANUS ADVISER SERIES                 Fund signature attested to By:

By:  /s/ Bonnie M. Howe              By:  /s/ Maria Rowland
     ----------------------               ---------------------------

Name:  Bonnie M. Howe                Name:  Maria Rowland

Title:  Vice President               Title:  Legal Manager

STATE STREET BANK AND TRUST COMPANY        Signature attested to By:

By:  /s/ Joseph L. Hooley            By:  /s/ Marvin Rau
     ----------------------------         ---------------------------

Name:  Joseph L. Hooley              Name:  Marvin Rau

Title:  Executive Vice President     Title:  Vice President

EXHIBIT 1

TRI-PARTY REPO CUSTODIAN BANKS                      ACCOUNT NUMBERS
------------------------------                      ---------------
The Bank of New York                                      021000018
The Chase Manhattan Bank                                  021000021
Bankers Trust Company                                     021001033

Authorized Signatures for the Fund:

By: /s/ Bonnie M. Howe                    By: /s/ Jesper Nergaard
    -------------------------------           ---------------------------------

Title: Bonnie M. Howe, Vice President     Title: Jesper Nergaard, Vice President

Date: August 23, 2005                     Date: August 22, 2005

                                   SCHEDULE A
                       STATE STREET GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

MARKET                 SUBCUSTODIAN
Argentina              Citibank, N.A.

Australia              Westpac Banking Corporation
                       Citibank Pty. Limited

Austria                Erste Bank der oesterreichischen Sparkassen AG

Bahrain                HSBC Bank Middle East Limited
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Bangladesh             Standard Chartered Bank

Belgium                BNP Paribas Securities Services, S.A.

Benin                  via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Bermuda                Bank of Bermuda Limited

Botswana               Barclays Bank of Botswana Limited

Brazil                 Citibank, N.A.

Bulgaria               ING Bank N.V.

Burkina Faso           via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Canada                 State Street Trust Company Canada

Cayman Islands         Scotiabank & Trust (Cayman) Limited

Chile                  BankBoston, N.A.

People's Republic      The Hongkong and Shanghai Banking Corporation Limited,
of China               Shanghai and Shenzhen branches

Colombia               Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica             Banco BCT S.A.

Croatia                Privredna Banka Zagreb d.d.

Cyprus                 Cyprus Popular Bank Ltd.

                                       26                            Schedule A

                                   SCHEDULE A
                       STATE STREET GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

MARKET                 SUBCUSTODIAN
Czech Republic         Ceskoslovenska obchodni banka, A.S.

Denmark                Danske Bank A/S

Ecuador                Banco de la Produccion S.A.

Egypt                  HSBC Bank Egypt S.A.E.
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Estonia                AS Hansapank

Finland                Nordea Bank Finland Plc.

France                 BNP Paribas Securities Services, S.A.
                       Deutsche Bank AG, Netherlands (operating through its
                       Paris branch)

Germany                Deutsche Bank AG

Ghana                  Barclays Bank of Ghana Limited

Greece                 National Bank of Greece S.A.

Guinea-Bissau          via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Hong Kong              Standard Chartered Bank (Hong Kong) Limited

Hungary                HVB Bank Hungary Rt.

Iceland                Kaupthing Bank hf.

India                  Deutsche Bank AG
                       The Hongkong and Shanghai Banking Corporation Limited

Indonesia              Deutsche Bank AG

Ireland                Bank of Ireland

Israel                 Bank Hapoalim B.M.

Italy                  BNP Paribas Securities Services, S.A.

Ivory Coast            Societe Generale de Banques en Cote d'Ivoire

                                     27                              Schedule A

                                   SCHEDULE A
                       STATE STREET GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

MARKET                 SUBCUSTODIAN
Jamaica                Bank of Nova Scotia Jamaica Ltd.

Japan                  Mizuho Corporate Bank Ltd.
                       Sumitomo Mitsui Banking Corporation

Jordan                 HSBC Bank Middle East Limited
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Kazakhstan             HSBC Bank Kazakhstan
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Kenya                  Barclays Bank of Kenya Limited
Republic of Korea      Deutsche Bank AG
                       The Hongkong and Shanghai Banking Corporation Limited

Latvia                 A/s Hansabanka

Lebanon                HSBC Bank Middle East Limited
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Lithuania              SEB Vilniaus Bankas AB

Malaysia               Standard Chartered Bank Malaysia Berhad

Mali                   via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Malta                  HSBC Bank Malta Plc.

Mauritius              The Hongkong and Shanghai Banking Corporation Limited

Mexico                 Banco Nacional de Mexico S.A.

Morocco                Attijariwafa bank

Namibia                Standard Bank Namibia Limited

Netherlands            Deutsche Bank AG
                       KAS BANK N.V.

New Zealand            Westpac Banking Corporation

Niger                  via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory

                                       28                            Schedule A

                                   SCHEDULE A
                       STATE STREET GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

MARKET                 SUBCUSTODIAN
                       Coast

Nigeria                Stanbic Bank Nigeria Limited

Norway                 Nordea Bank Norge ASA

Oman                   HSBC Bank Middle East Limited
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Pakistan               Deutsche Bank AG

Palestine              HSBC Bank Middle East Limited
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Panama                 HSBC Bank (Panama) S.A.

Peru                   Citibank del Peru, S.A.

Philippines            Standard Chartered Bank

Poland                 Bank Handlowy w Warszawie S.A.

Portugal               Banco Comercial Portugues S.A.

Puerto Rico            Citibank N.A.

Qatar                  HSBC Bank Middle East Limited
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Romania                ING Bank N.V.

Russia                 ING Bank (Eurasia) ZAO, Moscow

Senegal                via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Serbia                 HVB Bank Serbia and Montenegro a.d.

Singapore              DBS Bank Limited
                       United Overseas Bank Limited

Slovak Republic        Ceskoslovenska obchodni banka, A.S., pobocka zahranicnej
                       banky v SR

                                       29                             Schedule A

                                   SCHEDULE A
                       STATE STREET GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

MARKET                 SUBCUSTODIAN
Slovenia               Bank Austria Creditanstalt d.d. - Ljubljana

South Africa           Nedcor Bank Limited
                       Standard Bank of South Africa Limited

Spain                  Santander Investment Services, S.A.

Sri Lanka              The Hongkong and Shanghai Banking Corporation Limited

Swaziland              Standard Bank Swaziland Limited

Sweden                 Skandinaviska Enskilda Banken AB

Switzerland            UBS AG

Taiwan - R.O.C.        Central Trust of China

Thailand               Standard Chartered Bank

Togo                   via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Trinidad & Tobago      Republic Bank Limited

Tunisia                Banque Internationale Arabe de Tunisie

Turkey                 Citibank, A.S.

Uganda                 Barclays Bank of Uganda Limited

Ukraine                ING Bank Ukraine

United Arab Emirates   HSBC Bank Middle East Limited
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

United Kingdom         State Street Bank and Trust Company, United Kingdom
                       branch

Uruguay                BankBoston, N.A.

Venezuela              Citibank, N.A.

Vietnam                The Hongkong and Shanghai Banking Corporation Limited

Zambia                 Barclays Bank of Zambia Plc.

                                       30                             Schedule A

                                   SCHEDULE A
                       STATE STREET GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

MARKET                 SUBCUSTODIAN
Zimbabwe               Barclays Bank of Zimbabwe Limited

                                       31                             Schedule A

                                   SCHEDULE B
                       STATE STREET GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Argentina                   Caja de Valores S.A.

Australia                   Austraclear Limited

Austria                     Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Bahrain                     Clearing, Settlement, and Depository System of the Bahrain Stock Exchange

Bangladesh                  Central Depository Bangladesh Limited

Belgium                     Banque Nationale de Belgique

                            Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

Benin                       Depositaire Central - Banque de Reglement

Bermuda                     Bermuda Securities Depository

Brazil                      Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)
                            Companhia Brasileira de Liquidacao e Custodia
                            Sistema Especial de Liquidacao e de Custodia (SELIC)

Bulgaria                    Bulgarian National Bank
                            Central Depository AD

Burkina Faso                Depositaire Central - Banque de Reglement

Canada                      The Canadian Depository for Securities Limited

Chile                       Deposito Central de Valores S.A.

People's Republic of China  China Securities Depository and Clearing Corporation Limited, Shanghai Branch
                            China Securities Depository and Clearing Corporation Limited, Shenzhen Branch

Colombia                    Deposito Central de Valores

                            Deposito Centralizado de Valores de Colombia S.A. (DECEVAL)

Costa Rica                  Central de Valores S.A.

Croatia                     Sredisnja depozitarna agencija d.d.

Cyprus                      Central Depository and Central Registry

                                       32                             Schedule B

                                   SCHEDULE B
                       STATE STREET GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Czech Republic              Czech National Bank
                            Stredisko cennych papiru - Ceska republika

Denmark                     Vaerdipapircentralen

Egypt                       Misr for Clearing, Settlement, and Depository S.A.E.
Estonia                     AS Eesti Vaartpaberikeskus

Finland                     Suomen Arvopaperikeskus

France                      Euroclear France

Germany                     Clearstream Banking AG, Frankfurt

Greece                      Apothetirion Titlon AE
                            Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau               Depositaire Central - Banque de Reglement

Hong Kong                   Central Moneymarkets Unit
                            Hong Kong Securities Clearing Company Limited

Hungary                     Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

Iceland                     Icelandic Securities Depository Limited

India                       Central Depository Services (India) Limited
                            National Securities Depository Limited
                            Reserve Bank of India

Indonesia                   Bank Indonesia
                            PT Kustodian Sentral Efek Indonesia

Israel                      Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy                       Monte Titoli S.p.A.

Ivory Coast                 Depositaire Central - Banque de Reglement

Jamaica                     Jamaica Central Securities Depository

Japan                       Bank of Japan - Net System
                            Japan Securities Depository Center (JASDEC) Incorporated

Jordan                      Securities Depository Center

                                       33                             Schedule B

                                   SCHEDULE B
                       STATE STREET GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Kazakhstan                  Central Securities Depository

Kenya                       Central Depository and Settlement Corporation Limited
                            Central Bank of Kenya

Republic of Korea           Korea Securities Depository

Latvia                      Latvian Central Depository
Lebanon                     Banque du Liban

                            Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania                   Central Securities Depository of Lithuania

Malaysia                    Bank Negara Malaysia
                            Bursa Malaysia Depository Sdn. Bhd.

Mali                        Depositaire Central - Banque de Reglement

Malta                       Central Securities Depository of the Malta Stock Exchange

Mauritius                   Bank of Mauritius
                            Central Depository and Settlement Co. Ltd.

Mexico                      S.D. Indeval, S.A. de C.V.

Morocco                     Maroclear

Namibia                     Bank of Namibia

Netherlands                 Euroclear Nederland

New Zealand                 New Zealand Central Securities Depository Limited

Niger                       Depositaire Central - Banque de Reglement

Nigeria                     Central Securities Clearing System Limited

Norway                      Verdipapirsentralen

Oman                        Muscat Depository & Securities Registration Company, SAOC

Pakistan                    Central Depository Company of Pakistan Limited
                            State Bank of Pakistan

Palestine                   Clearing, Depository and Settlement, a department of the Palestine Securities Exchange

                                       34                             Schedule B

                                   SCHEDULE B
                       STATE STREET GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Panama                      Central Latinoamericana de Valores, S.A. (LatinClear)

Peru                        Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A.

Philippines                 Philippine Depository & Trust Corporation

                            Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland                      Rejestr Papierow Wartooeciowych
                            Krajowy Depozyt Papierow Wartos ciowych S.A.

Portugal                    INTERBOLSA - Sociedade Gestora de Sistemas
                            de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

Qatar                       Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                     Bucharest Stock Exchange Registry Division

                            National Bank of Romania

                            National Securities Clearing, Settlement and Depository Company

Russia                      Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

Senegal                     Depositaire Central - Banque de Reglement

Serbia                      Central Registrar and Central Depository for Securities

Singapore                   The Central Depository (Pte) Limited
                            Monetary Authority of Singapore

Slovak Republic             Narodna banka slovenska

                            Centralny depozitar cennych papierov SR, a.s.

Slovenia                    KDD - Centralna klirinsko depotna druzba d.d.

South Africa                Share Transactions Totally Electronic (STRATE) Ltd.

Spain                       IBERCLEAR

Sri Lanka                   Central Depository System (Pvt) Limited

Sweden                      Vardepapperscentralen VPC AB

Switzerland                 SegaIntersettle AG (SIS)

Taiwan - R.O.C.             Taiwan Securities Central Depository Company Limited

Thailand                    Bank of Thailand

                                       35                             Schedule B

                                   SCHEDULE B
                       STATE STREET GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

                            Thailand Securities Depository Company Limited

Togo                        Depositaire Central - Banque de Reglement

Trinidad and Tobago         Trinidad and Tobago Central Bank

Tunisia                     Societe Tunisienne Interprofessionelle pour la
                            Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)

Turkey                      Central Bank of Turkey
                            Takas ve Saklama Bankasi A.S. (TAKASBANK)

Uganda                      Bank of Uganda

Ukraine                     Mizhregionalny Fondovy Souz
                            National Bank of Ukraine

United Arab Emirates        Clearing and Depository System, a department of the Dubai Financial Market

United Kingdom              CrestCo.

Uruguay                     Banco Central del Uruguay

Venezuela                   Banco Central de Venezuela
                            Caja Venezolana de Valores

Vietnam                     Securities Registration, Clearing and Settlement,
                            Depository Department of the Securities Trading Center

Zambia                      Bank of Zambia
                            LuSE Central Shares Depository Limited

TRANSNATIONAL
Euroclear
Clearstream Banking, S.A.

                                       36                             Schedule B

                                   SCHEDULE C
                               MARKET INFORMATION
                                   JULY, 2005

The Guide to Custody in World Markets         An overview of settlement and safekeeping procedures, custody
(CD annually and regular updates)             practices and foreign investor considerations for the markets in which
                                              State Street offers custodial services.

Global Custody Network Review                 Information relating to Foreign Subcustodians in State Street's Global
(annually)                                    Custody Network.  The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Subcustodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign
                                              Subcustodian banks.

Securities Depository Review                  Custody risk analyses of the Foreign Securities Depositories presently
(annually)                                    operating in Network markets.  This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey                           With respect to each market in which State Street offers custodial
(annually)                                    services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a
                                              Foreign Subcustodian or Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a
                                              Foreign Subcustodian or Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Subcustodian or
                                              Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                       Copies of the contracts that State Street has entered into with each
(annually)                                    Foreign Subcustodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin                        Information on changing settlement and custody conditions in markets
(daily or as necessary)                       where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State
                                              Street's clients.

                                       37                             Schedule C

                                   SCHEDULE C
                               MARKET INFORMATION
                                   JULY, 2005

Foreign Custody Advisories                    For those markets where State Street offers custodial services that
(as necessary)                                exhibit special risks or infrastructures impacting custody, State
                                              Street maintains market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                       Informational letters and accompanying materials confirming State
(presently on a quarterly basis or as         Street's foreign custody arrangements, including a summary of material
otherwise necessary)                          changes with Foreign Subcustodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign
                                              Securities Depositories.

                                       38                             Schedule C

                                   SCHEDULE D
                              JANUS ADVISER SERIES

                      Jumbo Clearing Accounts Fee Schedule
                                   Jumbo REPO
                                  Time Deposit
                                    Tri Party

I.  Incoming and Outgoing Wire Charges

    State Street, Brown Brothers Harriman & Citibank Accounts          $ 1.50

    All other Wires                                                    $ 5.00

II. Portfolio Trades - for each fund participating:

    If between 1 and 10 funds participate:                             $10.00

    If between 11 and 20 funds participate:                            $ 8.00

    If between 21 and 30 funds participate:                            $ 6.00

    If over 30 funds participate:                                      $ 4.00

Schedule of Funds:  Janus Adviser Series

Janus Adviser Core Equity Fund            Janus Adviser Large Cap Growth Fund
Janus Adviser Balanced Fund               Janus Adviser Mid Cap Growth Fund
Janus Adviser Contrarian Fund             Janus Adviser Mid Cap Value Fund
Janus Adviser Flexible Bond Fund          Janus Adviser Orion Fund
Janus Adviser Foreign Stock Fund          Janus Adviser Risk-Managed Core Fund
Janus Adviser Forty Fund                  Janus Adviser Risk-Managed Growth Fund
Janus Adviser Growth and Income Fund      Janus Adviser Small Company Value Fund
Janus Adviser High-Yield Fund             Janus Adviser Small-Mid Growth Fund
Janus Adviser International Growth Fund   Janus Adviser Worldwide Fund

JANUS CAPITAL MANAGEMENT LLC        STATE STREET

By: /s/ Bonnie M. Howe              By: /s/ James M. Keenan
    ----------------------          -----------------------

Print: Bonnie M. Howe               Print: James M. Keenan

Title: Vice President               Title: Vice President

Date: August 22, 2005               Date: August 29, 2005

                                39                                   Schedule D